UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2023

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-27512	47-0783182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

169 Inverness Dr W Suite 300
Englewood, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 303 200-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	CSGS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 17, 2023, CSG Systems International, Inc. ("CSG") held its Annual Meeting of Stockholders. The proposals voted upon at the meeting, which are more fully described in CSG’s proxy statement dated April 3, 2023 (the “2023 Proxy”), and the results of the vote (with the percentage of total votes cast in parentheses) were as follows:

Proposal 1: Election of Directors. The table below shows the results of the stockholders’ vote for the election of the Class II Directors, with terms expiring in 2026:

Name of Director	For	Against	Abstain	Non-Votes
Rachel Barger	27,210,606 (99.9%)	33,239 (0.1%)	32,248	1,998,520
David Barnes	26,822,625 (98.4%)	428,317 (1.6%)	25,151	1,998,520
Dr. Rajan Naik	26,534,056 (97.4%)	717,003 (2.6%)	25,034	1,998,520
Haiyan Song	26,745,444 (98.1%)	505,615 (1.9%)	25,034	1,998,520

Proposal 2: Advisory Vote to Approve the Compensation of CSG's Named Executive Officers (“NEOs”). The table below shows the results of the stockholders’ non-binding advisory vote on the compensation of CSG’s NEOs:

For	Against	Abstain	Non-Votes
25,859,862 (94.9%)	1,380,009 (5.1%)	36,222	1,998,520

Proposal 3: Advisory Vote to Approve the Frequency of Advisory Votes on the Compensation of CSG's NEOs. The table below shows the results of the stockholders’ non-binding advisory vote on the frequency with which stockholders are provided advisory votes on the compensation of CSG's NEOs:

1 Year	2 Years	3 Years	Abstain
25,984,941 (95.3%)	13,582 (0.1%)	1,256,033 (4.6%)	21,537

While this advisory vote on the frequency of future advisory votes on the compensation of CSG's NEOs is not binding on CSG's Board of Directors (the "Board"), the Board will carefully evaluate the results of such vote at a future meeting and determine whether it will submit advisory votes on executive compensation for consideration by stockholders every one, two, or three years. CSG will amend this Current Report on Form 8-K to provide information regarding such determination.

Proposal 4: Approval of an Amendment and Restatement to CSG's Amended and Restated 2005 Stock Incentive Plan. A proposal to approve an amendment and restatement of the Amended and Restated CSG Systems International, Inc. 2005 Stock Incentive Plan was adopted with the votes shown:

For	Against	Abstain	Non-Votes
20,787,518 (76.3%)	6,460,323 (23.7%)	28,252	1,998,520

Proposal 5: Approval of an Amendment to the Restated Certificate of Incorporation. A proposal to approve an Amendment to the Restated Certificate of Incorporation to limit the liability of certain officers of CSG, as permitted by Delaware law, was adopted with the votes shown:

For	Against	Abstain	Non-Votes
23,621,905 (86.8%)	3,589,172 (13.2%)	65,016	1,998,520

Proposal 6: Ratification of the Appointment of KPMG LLP as the Independent Registered Public Accounting Firm for Fiscal 2023. The table below shows the results of the stockholders’ vote for the ratification of the appointment of KPMG LLP as CSG’s independent registered public accounting firm for fiscal 2023:

For	Against	Abstain
28,514,655 (97.5%)	739,089 (2.5%)	20,869

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.04	CSG Systems International, Inc. Amended and Restated 2005 Stock Incentive Plan, as amended on May 17, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSG SYSTEMS INTERNATIONAL, INC.

Date:	May 22, 2023	By:	/s/ David N. Schaaf
David N. Schaaf Chief Accounting Officer